UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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THE PEOPLES BANCTRUST COMPANY, INC

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE PEOPLES BANCTRUST COMPANY, INC.

310 Broad Street

Selma, Alabama 36701

(334) 875-1000

April 16, 2003

Dear Shareholder:

We invite you to attend the 2003 Annual Meeting of the Shareholders of The Peoples BancTrust Company, Inc. to be held at the main office of The Peoples Bank and Trust Company, 310 Broad Street, Selma, Alabama on Tuesday, May 13, 2003 at 5:00 p.m.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Also enclosed is the Annual Report showing the results of 2002.

YOUR VOTE IS IMPORTANT. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

If you have any questions, please call the Company’s Secretary, M. Scott Patterson, at (334) 875-1000.

Thank you for your cooperation and continuing support.

Sincerely,

Ted M. Henry

Chairman of the

Board of Directors

Elam P. Holley, Jr.

President and

Chief Executive Officer

THE PEOPLES BANCTRUST COMPANY, INC.

310 Broad Street

Selma, Alabama 36701

(334) 875-1000

NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS

TO BE HELD ON May 13, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (the “Annual Meeting”) of The Peoples BancTrust Company, Inc. (the “Company”) will be held on Tuesday, May 13, 2003 at 5:00 p.m., local time, at the main office of The Peoples Bank and Trust Company, 310 Broad Street, Selma, Alabama for the following purposes:

(1)	To elect ten directors of the Company;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2003; and

(3)	To transact other business as may properly come before the Annual Meeting or any adjournment thereof.

Pursuant to the Bylaws, the Board of Directors has fixed the close of business on April 7, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and mail it in the enclosed envelope. The proxy will not be used if you attend and choose to vote in person at the Annual Meeting.

By Order of the Board of Directors

M. Scott Patterson

Secretary

Selma, Alabama

April 16, 2003

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE, AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE THAT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

THE PEOPLES BANCTRUST COMPANY, INC.

310 Broad Street

Selma, Alabama 36701

(334) 875-1000

PROXY STATEMENT

ANNUAL MEETING OF THE SHAREHOLDERS

May 13, 2003

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This Proxy Statement is furnished to shareholders of The Peoples BancTrust Company, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of the Shareholders (the “Annual Meeting”), to be held on Tuesday, May 13, 2003 at 5:00 p.m., local time, at the main office of The Peoples Bank and Trust Company (the “Bank”), 310 Broad Street, Selma, Alabama and at any adjournments thereof. It is anticipated that this Proxy Statement will be mailed to shareholders on or about April 16, 2003.

If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR Proposal I to elect ten nominees of the Company’s Board of Directors as directors of the Company and FOR Proposal II to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2003. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, with respect to matters incident to the conduct of the Annual Meeting and with respect to any other matter presented to the Annual Meeting if notice of such matter has not been delivered to the Company in accordance with the Company’s Bylaws. Proxies marked as abstentions and shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Such proxies will be counted for purposes of determining a quorum at the Annual Meeting. Except for procedural matters incident to the conduct of the Annual Meeting, the Company does not know of any other matters that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors.

The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder’s proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company, M. Scott Patterson, a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telegraph. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

The securities which can be voted at the Annual Meeting consist of shares of common stock, par value $.10 per share (the “Common Stock”), of the Company. Each share entitles its owner to one vote on all matters. The close of business on April 7, 2003 has been fixed by the Board of Directors as the record date for determination of shareholders entitled to vote at the Annual Meeting. The number of shares of Common Stock outstanding on April 7, 2003 was 5,562,802. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

A COPY OF THE COMPANY’S 2002 ANNUAL REPORT TO SHAREHOLDERS WHICH INCLUDES THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), IS ENCLOSED WITH THIS PROXY STATEMENT. IF SUCH ANNUAL REPORT IS NOT SO INCLUDED, PLEASE ADDRESS NOTIFICATION TO M. SCOTT PATTERSON, SECRETARY, THE PEOPLES BANCTRUST COMPANY, INC., P.O. BOX 799, SELMA, ALABAMA 36702-0799.

PROPOSAL I—ELECTION OF DIRECTORS

With respect to the election of directors, each shareholder of record on the voting record date is entitled to one vote for each share of Common Stock held. There are no cumulative voting rights.

The Articles of Incorporation and Bylaws of the Company each provide that the number of directors of the Company shall be a variable range which is fixed at a minimum number of three and a maximum number of eighteen, the exact number to be fixed or changed from time to time, within the minimum and maximum, by the Board of Directors. The Board of Directors has determined that the number of directors be ten persons. Directors are elected to serve until the next annual meeting of the shareholders and until their successors are elected and qualified. There are no arrangements or understandings between the Company and any person pursuant to which such person has been or will be elected a director.

At the Annual Meeting ten directors will be elected. The Board of Directors has nominated all current directors for a term of one year and until their successors are elected and have qualified. It is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of each of the nominees listed below for a one-year term, unless otherwise directed by the shareholder. The Board of Directors believes that each of such nominees will stand for election and will serve if elected as a director. However, if any person nominated by the Board of Directors is unable to serve or for good cause will not serve, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend, or the size of the Board of Directors may be reduced to eliminate the vacancy.

Alabama law provides that directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present when the vote is taken.

Directors

The following table sets forth certain information with respect to the Company’s directors and nominees.

Name	Age(a)	Director Since	Position(s) Held with the Company
Clyde B. Cox, Jr.	68	1983(b)	Director
John Crear	66	1998	Director
Harry W. Gamble, Jr.	66	1974(b)	Director
Ted M. Henry	64	1968(b)	Chairman of the Board
Elam P. Holley, Jr.	52	1988	Director, President and Chief Executive Officer
Edith Morthland Jones	53	1996	Director
Thomas E. Newton	57	1996	Director
David Y. Pearce	55	1996	Director
Julius E. Talton, Jr.	42	1999	Director
Daniel P. Wilbanks	65	1998	Director

(a)	As of March 1, 2003.
(b)	Includes term of office as director of the Bank prior to formation of the Company as the holding company for the Bank in 1985. Each director of the Company is also a director of the Bank.

The principal occupation(s) and business experience for the past five years of each director and nominee are set forth below:

Clyde B. Cox, Jr. is a surgeon.

John Crear is retired. Previously, he was President of Crear, Inc., the operator of a convalescent home.

Harry W. Gamble, Jr. is a member of the law firm of Gamble, Gamble and Calame, L.L.C.

Ted M. Henry is Chairman and Chief Executive Officer of Henry Brick Company, Inc. Mr. Henry was elected Chairman of the Board of Directors of each of the Company and the Bank effective January 1, 2003.

Elam P. Holley, Jr. served as President and Chief Operating Officer of the Bank from 1994 until January 1, 2003, when he was elected President and Chief Executive Officer. Mr. Holley served as President and Chief Operating Officer of the Company from 1997 until January 1, 2003, when he was elected President and Chief Executive Officer.

Edith Morthland Jones has served as film liaison for the Selma-Dallas County Chamber of Commerce since 1988. Prior to that, she served as Director of Tourism and Travel for the Selma-Dallas County Chamber of Commerce. She is the daughter of Rex J. Morthland, the sister of Richard P. Morthland and the sister-in-law of M. Scott Patterson, Executive Vice President, Investment Officer and Secretary of the Bank and Executive Vice President and Secretary of the Company.

Thomas E. Newton is a partner in the commercial real estate development firm of Newton, Oldacre, and McDonald, L.L.C., Prattville, Alabama.

David Y. Pearce has been the owner of Pearce Catfish Farms since 1971 and President of Pearce Catfish Farms, Inc. since 1993.

Julius E. Talton, Jr. is President of Talton Network Services, Inc., an internet service provider. He is the son of Julius E. Talton, Sr.

Daniel P. Wilbanks is engaged in the practice of family dentistry in Tallassee, Alabama. Dr. Wilbanks served as a director of Elmore County Bancshares, Inc., the holding company for The Bank of Tallassee, prior to their merger in 1998 with the Company and the Bank, respectively. Pursuant to the merger agreement, Dr. Wilbanks was elected to the Board of Directors of the Company.

Directors Emeritus

Rex J. Morthland is Chairman Emeritus of the Board of Directors of the Bank.

Wallace A. Buchanan is the President of Buchanan Hardwoods, Inc.

W. Russell Buster, Jr. is retired. Previously, he was President of the Bush Hog Agricultural Implement Division of Allied Products Corporation.

Arnold B. Dopson is retired. Previously, he was employed by The Bank of Tallassee from 1949 until its merger with the Bank in 1998. He was Chairman of the Board and Chief Executive Officer of The Bank of Tallassee from 1971 until the merger with the Bank. Mr. Dopson was Chairman of the Board and Chief Executive Officer of Elmore County Bancshares, Inc., the holding company for The Bank of Tallassee, from 1983 until 1998 when Elmore County Bancshares, Inc. was merged with the Company.

A.D. Lovelady is Chairman of the Board of Lovelady Construction Company, Inc.

Richard P. Morthland served as Chairman of the Board and Chief Executive Officer of the Bank from 1994 until his retirement effective January 1, 2003. Mr. Morthland served as Chairman of the Board and Chief Executive Officer of the Company from 1997 until his retirement effective January 1, 2003. He is the son of Rex J. Morthland, the brother of Edith Morthland Jones and the brother-in-law of M. Scott Patterson.

Walter Owens is a retired State Farm Insurance agent.

Julius E. Talton, Sr. is Chairman of the Board of Talton Network Services, Inc.

Clinton S. Wilkinson, Jr. is a retired dentist.

Corporate Governance and Other Matters

The Board of Directors of the Company acts as a nominating committee for selecting management’s nominees for election as directors. The Company’s Bylaws provide that, to be timely, a shareholder’s notice of nomination must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 45 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder, to be timely, must be so received not later than close of business on the 15th day following the date on which notice is mailed or prior public disclosure is made of the date of the annual meeting. A shareholder’s notice of nomination must also set forth certain information specified in the Company’s Bylaws concerning the shareholder and each person the shareholder proposes to nominate for election. Shareholder nominations may be proposed by any shareholder eligible to vote at an annual meeting, provided the notice is timely and complies with the informational requirements of the Bylaws. To be timely under the Bylaws, nominations by any shareholder eligible to vote at the Annual Meeting must have been received by the Company on or before April 13, 2003.

The Audit Committee of the Company’s Board of Directors directs and reviews the activities of the internal audit department and reviews the adequacy of internal controls established by the Company’s management. This committee reviews the audit reports of the Company’s independent accountants, the independent accountants’ letter to management concerning the effectiveness of internal controls and management’s response to that letter. In addition, this committee has direct responsibility for and the sole authority to engage, compensate, oversee and terminate the Company’s independent accountants. During 2002, this committee conducted six meetings. Members of this committee are John Crear (Chairman), Ted M. Henry and Daniel P. Wilbanks. Each of the members of the Audit and Examination Committee is an “independent director” as defined in the listing standards of the National Association of Securities Dealers, Inc.

In 2003, the Board of Directors of the Company established an Executive Committee which, when the Board is not in session, has and may exercise all of the authority of the Board except to the extent that such authority is limited by Alabama law or Board resolution. Members of the Executive Committee are Ted M. Henry (Chairman), Harry W. Gamble, Jr. and David Y. Pearce.

There are no other standing committees of the Board of Directors of the Company. The Board of Directors of the Bank carries out many of its duties through committees.

In 2003, the Bank’s Board of Directors also established an Executive Committee. Members of the Bank’s Executive Committee are Ted M. Henry (Chairman), Harry W. Gamble, Jr. and David Y. Pearce.

The Compensation Committee of the Bank’s Board of Directors makes recommendations concerning salary and discretionary bonuses payable to officers of the Bank. During 2002, it held seven meetings. Members of this committee are Ted M. Henry (Chairman), John Crear, Thomas E. Newton and David Y. Pearce.

During the year ended December 31, 2002 the Company’s Board of Directors and the Bank’s Board of Directors each held 13 meetings. All incumbent directors attended 75% or more of the aggregate of (a) the total number of meetings of the boards of directors and (b) the total number of meetings held by all committees on which they served.

Executive Compensation

Directors and officers do not receive separate compensation directly from the Company. All compensation is paid by the Bank. The following table sets forth a summary of certain information concerning the compensation earned for services rendered in all capacities during the years ended December 31, 2002, 2001 and 2000 by the former Chairman and Chief Executive Officer and the four highest paid executive officers of the Company and the Bank whose total compensation during the fiscal year exceeded $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation				Long-Term Compensation			All Other Compensation (b)
						Awards		Payouts
		Salary	Bonus		Other Annual Compensation (a)	Restricted Stock Award(s)	Securities Underlying Options/SARs(#)	LTIP Payouts
Richard P. Morthland(c) Chairman and Chief Executive Officer of the Company and the Bank	2002 2001 2000	$231,125 215,000 200,000	$	— 5,736 107,333	— — —	— — —	5,400 5,280 3,600	— — —	$767,163 5,493 5,292	(d)

Elam P. Holley, Jr.(e) President and Chief Operating Officer of the Company and the Bank	2002 2001 2000	$182,750 170,000 150,000	$	— 4,536 69,250	— — —	— — —	3,600 3,520 2,400	— — —	$2,284 4,800 3,875

Andrew C. Bearden, Jr. Executive Vice President and Chief Financial Officer of the Company and the Bank	2002 2001 2000	$123,200 112,000 100,000	$	— 2,988 28,167	— — —	— — —	2,700 2,640 1,800	— — —	$1,848 3,174 2,833

M. Scott Patterson Executive Vice President and Secretary of the Company and the Bank	2002 2001 2000	$111,300 106,000 100,000	$	— 2,828 18,742	— — —	— — —	2,700 2,640 1,800	— — —	$1,669 3,004 2,833

Gerald F. Holley Executive Vice President of the Company and the Bank	2002 2001 2000	$110,000 100,000 41,708	$	— 2,668 —	— — —	— — —	1,500 — —	— — —	$1,650 688 —

(a)	Executive officers of the Company receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits in 2002, 2001 and 2000 received by the named executive officers did not exceed 10% of the executive’s annual salary and bonus.
(b)	Consists of contributions to the Employee Stock Ownership Plan (“ESOP”) and matching contributions under the Company’s Section 401(k) qualified employee benefit plan.
(c)	Mr. Morthland retired effective January 1, 2003.
(d)	Also includes $764,413 payable and accrued to Mr. Morthland in connection with his retirement. See “—Certain Transactions.”
(e)	Mr. Holley was elected President and Chief Executive Officer of the Company and the Bank effective January 1, 2003. Elam P. Holley, Jr. and Gerald F. Holley are not related.

Directors’ Compensation

Directors of the Company and the Bank are presently paid a retainer of $500 per month for service in both capacities, plus $500 for each board meeting attended and $250 for each committee meeting attended. The Chairman of the Board receives an additional $2,000 per month retainer. Directors who are officers of the Company or the Bank (i.e., Elam P. Holley, Jr.) are not entitled to such fees. See “—Certain Transactions.”

Pursuant to the 1999 Stock Option Plan, directors are eligible to receive options to acquire shares of Common Stock. In the years ended December 31, 2000, 2001 and 2002, each non-employee director received an option to acquire 355 shares, 344 shares and 273 shares of Common Stock at an exercise price of $11.25, $11.62 and $14.60 per share, respectively.

Option Grants in Fiscal Year 2001

The following table contains information concerning the grant of stock options in fiscal year 2002, under the 1999 Stock Option Plan to the named executive officers. The 1999 Stock Option Plan does not provide for the grant of stock appreciation rights.

	Individual Grants
	Number of Securities Underlying Options Granted (Number of Shares)(b)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($ per Share)(c)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(d)
					5%($)	10%($)
Richard P. Morthland(a)	5,400	16.4%	$14.03	1/15/2007	N/A	N/A
Elam P. Holley, Jr.	3,600	10.9%	$12.75	1/15/2012	$28,866	$73,153
Andrew C. Bearden, Jr.	2,700	8.2%	$12.75	1/15/2012	$21,650	$54,865
M. Scott Patterson	2,700	8.2%	$12.75	1/15/2012	$21,650	$54,865
Gerald F. Holley	1,500	4.5%	$12.75	1/15/2012	$12,028	$30,480

(a)	Richard P. Morthland retired effective January 1, 2003. Accordingly, options granted to him in 2002 will not vest.
(b)	In January 2003, the named executive officers (other than Mr. Morthland) were granted options under the 1999 Stock Option Plan as follows: Elam P. Holley, Jr.—3,800 shares, Andrew C. Bearden, Jr.—3,100 shares, M. Scott Patterson—2,850 shares and Gerald F. Holley—2,250 shares. The exercise price is $12.83 per share.
(c)	In each case the exercise price was based on the fair market value of the Common Stock on the date of grant.
(d)	Represents the difference between the aggregate exercise price of the options and the aggregate value of the underlying Common Stock at the end of the expiration date assuming the indicated annual rate of appreciation in the value of the Common Stock.

Year End Option Values

The following table sets forth information concerning the value of options held by the named executive officers at the end of fiscal year 2002. No options were exercised by the named executive officers during the fiscal year.

	Number of Securities Underlying Unexercised Options at Fiscal Year End	Value of Unexercised In-the-Money Options at Fiscal Year End ($) (a)
Name	Exercisable/Unexercisable (Number of Shares)	Exercisable/ Unexercisable
Richard P. Morthland	15,840/10,680	$1,346/$ 3,432
Elam P. Holley, Jr.	13,860/ 7,120	$3,960/$ 7,490
Andrew C. Bearden, Jr.	12,320/ 5,340	$11,902/$ 5,617
M. Scott Patterson	10,120/ 5,340	$2,970/$ 5,617
Gerald F. Holley	— / 1,500	$ — /$ 510

(a)	Difference between fair market value of underlying Common Stock and the exercise price at fiscal year end. An option is in-the-money if the fair market value of the underlying security exceeds the exercise price of the option.

Equity Compensation Plans

The following table provides information as of December 31, 2002 with respect to the shares of Common Stock that may be issued under the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (b)
Equity Compensation Plans Approved by Shareholders(a)	165,425	$14.56	457,864
Equity Compensation Plans Not Approved by Shareholders	—	$ —	—

Total	165,425	$14.56	457,864

(a)	Consists of the 1992 Stock Option Plan and the 1999 Stock Option Plan.
(b)	Includes shares available for future issuance under the 1999 Stock Option Plan. As of December 31, 2002, an aggregate of 457,864 shares of Common Stock were available for issuance under the 1999 Plan. In addition, any shares of Common Stock subject to an option which remains unissued after the cancellation, expiration or exchange of such option shall again become available for grant under that Plan. There will be no further grants of options under the 1992 Stock Option Plan.

Pension Plan

The following table illustrates the maximum estimated annual benefits payable upon retirement pursuant to the Company’s defined benefit pension plan (the “Pension Plan”) based upon the Pension Plan formula for specified average Final Compensation and specified years of service.

Average Final Compensation	Years of Service
	10	20	30	40
$ 20,000	$ 2,000	$ 4,000	$ 6,000	$8,000
40,000	4,000	8,000	12,000	16,000
60,000	6,000	12,000	18,000	24,000
80,000	9,300	18,500	27,800	36,460
100,000	12,600	25,100	37,700	49,000
125,000	16,700	33,400	50,100	64,700
150,000	20,800	41,600	62,400	80,300
175,000	24,900	49,900	74,800	96,000
200,000 and above	29,100	58,100	87,200	111,700

Benefits are hypothetical amounts only. Currently, the maximum annual benefit payable under the Pension Plan is $160,000. Also, average final compensation in excess of $200,000 is not covered under the Pension Plan. “Average Final Compensation,” which is based upon the average annual salary (as defined) for the five consecutive years of highest salary, is based upon compensation that would appear under the “Salary” column of the Summary Compensation Table. As of December 31, 2002, Messrs. Morthland, Elam P. Holley, Jr., Bearden, Patterson and Gerald F. Holley had 39, 29, 17, 19 and 2 years of credited service, respectively, under the Pension Plan. Benefits set forth in the preceding table are computed as a straight-life annuity and are adjusted to reflect payments expected to be made to employees by Social Security.

Executive Supplemental Retirement Plan

In 2001, the Bank adopted a non-qualified Executive Supplemental Retirement Plan (the “Executive Plan”) and entered into agreements with Richard P. Morthland and Elam P. Holley, Jr. under which the Bank will make certain payments to the executives upon their normal retirement at age 65, or later, or to the executives’ beneficiaries upon their death. The Executive Plan supplements the benefits payable to the executives under the Pension Plan. The Executive Plan authorizes payment to the executives of reduced benefits upon early retirement at age 62 and of normal or early retirement benefits upon voluntary resignation after a “change of control” (defined generally as the cumulative transfer of more than 50% of the Bank’s voting stock). If an executive is discharged for “cause” (as defined in the Executive Plan), all benefits shall be forfeited. Cash values of the underlying life insurance policies of which the Bank is the sole beneficiary were $1.5 million at December 31, 2002. At that date, accrued benefits for Messrs. Morthland and Elam P. Holley, Jr. were $40,757 and $14,437, respectively.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

In accordance with its written charter, as adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended December 31, 2002, the Committee met six times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Internal Auditor, the Chief Financial Officer and independent auditors prior to the public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2002, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements, and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee also intends to reappoint the independent auditors, subject to shareholder ratification of such appointment at the 2003 Annual Meeting of the Shareholders.

Julius E. Talton, Jr., Chairman

Ted M. Henry

David Y. Pearce

(Audit Committee at December 31, 2002)

Report of the Compensation Committee

As members of the Compensation Committee of the Bank, it is our duty to review compensation policies applicable to executive officers; to consider the relationship of corporate performance to that compensation; to recommend salary and bonus levels for executive officers for consideration by the Board of Directors of the Bank; and to administer various incentive plans of the Company and the Bank. All issues pertaining to executive compensation are submitted to the full Board of Directors for its approval.

Overview. Under the compensation policies of the Bank, which are endorsed by the Compensation Committee, compensation is paid based both on the executive officer’s performance and the performance of the entire Company. In assessing the performance of the Company and the Bank for purposes of compensation decisions, the Compensation Committee considers a number of factors, including profits of the Company and the Bank during the past year relative to their business plans, changes in the value of the Company’s stock, reports of regulatory examinations of the Company and the Bank, growth, business plans for future periods, and regulatory capital levels. The Compensation Committee assesses individual executive performance based upon its determination of the officer’s contributions to the performance of the Company and the Bank and the accomplishment of the Company’s and the Bank’s strategic goals, such as loan growth, deposit growth, expense control and net income. In assessing performance, the members of the Committee do not make use of a mechanical weighting formula or use specific performance targets, but instead weigh the described factors as they deem appropriate in the total circumstances.

Base Salary. The 2002 salary levels of the Bank’s senior officers (including the named executive officers) were established in 2001 consistent with this compensation policy. In its review of base compensation for 2001, the Committee determined that the performance of Mr. Morthland in managing the Company and the Bank was satisfactory, based upon the 2001 financial performance of the Company, including the growth in assets, income, and capitalization during 2001; the financial performance trends for 2001 and the preceding four years, which included growth in assets, net income, and stockholders’ equity in each year; the results of confidential regulatory examinations; his continued involvement in community affairs in the market area served by the Bank; the Company’s planned levels of financial performance for 2002; and a general level of satisfaction with the management of the Company and the Bank. Based upon the results of this review, the salary of Mr. Morthland was established at $231,125 per year for 2002, which included a contribution to the Bank’s Section 125 “cafeteria” plan and represented a 7.5% increase over his 2001 base salary.

Bonuses. No bonuses were awarded to executive officers in 2002.

Stock Options. In fiscal year 1999, the Company adopted the 1999 Stock Option Plan. The purposes of the 1999 Stock Option Plan are to attract, retain and motivate key officers of the Company and the Bank by providing key officers with a stake in the success of the Company, as measured by the value of its shares, and to increase the commonality of interests among key employees and other shareholders. The Board of Directors has general responsibility for granting stock options to key employees and administering the 1999 Stock Option Plan. During 2002, incentive stock options for 32,975 shares of Common Stock were granted based on an exercise price of $12.75 per share (the fair market value of the shares on the date of grant), including options for 5,400 shares granted to Mr. Morthland which will not become exercisable due to his retirement.

No member of the Compensation Committee is a former or current officer or employee of the Company or the Bank.

Ted M. Henry, Chairman

John Crear

Thomas E. Newton

David Y. Pearce

(Compensation Committee at December 31, 2002)

Stock Performance Comparisons

The following graph, which was prepared by SNL Securities LC, Charlottesville, Virginia, compares the cumulative total return on the Common Stock of the Company over the last five years with (1) the NASDAQ, Total U.S. Index, comprised of all U.S. Companies quoted on NASDAQ, and (2) the SNL $500 Million—$1 Billion Asset-Size Bank Index, comprised of publicly traded banks and bank holding companies with total assets between $500 million and $1 billion. Cumulative total return on the Common Stock or the index equals the total increase in value since December 31, 1997 assuming reinvestment of all dividends paid during the applicable period. The graph was prepared assuming that $100 was invested on December 31, 1997 in the Common Stock and the securities included in the indexes. The Common Stock of the Company has been quoted on the Nasdaq Smallcap Market since 1994.

CUMULATIVE TOTAL SHAREHOLDER RETURN

COMPARED WITH PERFORMANCE OF SELECTED INDEXES

December 31, 1997 through December 31, 2002

	Period Ending
Index	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Peoples BancTrust Company, Inc.	100.00	69.42	45.93	46.55	46.01	52.96
NASDAQ—Total US	100.00	140.99	261.48	157.42	124.89	86.33
SNL $500M-$1B Bank Index	100.00	98.32	91.02	87.12	113.02	144.30

Certain Transactions

The Company and the Bank have had, and expect to have in the future, transactions in the ordinary course of business with directors and executive officers and members of their immediate families, as well as with principal shareholders. All loans included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with non-affiliated persons. It is the belief of management that such loans neither involved more than the normal risk of collectibility nor presented other unfavorable features.

On December 12, 2002, the Company and the Bank entered into an agreement (the “Agreement”) with Richard P. Morthland whereby Mr. Morthland retired as Chairman of the Board, Chief Executive Officer and a director of the Company and the Bank, effective January 1, 2003. As of that date, Mr. Morthland was appointed as Director Emeritus of the Board of Directors of each of the Company and the Bank and engaged as a consultant to the Company and the Bank from the retirement date until August 1, 2006. During the term of his engagement, Mr. Morthland will perform such consulting services as the Board of Directors may request from time to time. In consideration of these consulting services, Mr. Morthland’s agreement not to compete with the Bank and all other commitments in the Agreement, the Company and the Bank agreed to pay Mr. Morthland as follows: $250,000 in 2003; $125,000 in each of 2004 and 2005; and $100,000 in 2006. In addition, the Company and the Bank will continue to pay certain insurance and medical benefits for Mr. Morthland and his immediate family, Mr. Morthland was allowed to retain certain items (computer, furniture, etc.) from his office, the ownership of a Company car used by Mr. Morthland was transferred to him at the retirement date, and the Company reimbursed Mr. Morthland’s attorney fees in connection with the Agreement. Mr. Morthland will also receive benefits provided by the Pension Plan and the Executive Supplemental Retirement Plan, and his spouse or estate may receive a death benefit of $500,000 under a key-man insurance policy owned by the Bank.

Harry W. Gamble, Jr., a director of the Company and the Bank, is a member of the firm of Gamble, Gamble and Calame, L.L.C. which renders legal services to the Company and the Bank. In the year ended December 31, 2002, Mr. Gamble’s firm received fees of approximately $121,000 for legal services to the Company and the Bank.

STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information as of April 7, 2003 with respect to the shares of Common Stock beneficially owned by each director and nominee for director of the Company, by each of the named executive officers, and by all directors and executive officers of the Company as a group. This information is based on filings with the SEC or information furnished to the Company by such persons.

Name	Amount and Nature of Beneficial Ownership(a)(b)	Percent of Common Stock Outstanding
Clyde B. Cox, Jr	17,936	*
John Crear	1,131	*
Harry W. Gamble, Jr.	14,229	*
Ted M. Henry	22,277	*
Elam P. Holley, Jr.	45,781	*
Edith Morthland Jones (c)	227,552	4.09%
Thomas E. Newton	4,183	*
David Y. Pearce	7,207	*
Julius E. Talton, Jr.	30,630	*
Daniel P. Wilbanks	51,079	*
Andrew C. Bearden, Jr.	20,281	*
M. Scott Patterson	192,186	3.51%
Gerald F. Holley	76	*
Richard P. Morthland (c)	860,247	15.46%
All directors and executive officers as a group (16 persons) (d)	653,671	11.75%

*	Less than 1% of the Company’s outstanding Common Stock.
(a)	For purposes of this table and the table under “Principal Holders of Common Stock,” under the rules of the SEC, an individual is considered to “beneficially own” any share of Common Stock which he, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (2) investment power, which includes the power to dispose or to direct the disposition of, such security. In addition, an individual is deemed to be the beneficial owner of any share of Common Stock of which he has the right to acquire voting or investment power within 60 days of April 7, 2003.
(b)	Includes shares owned directly by directors and executive officers of the Company as well as shares held by their spouses and children, trusts of which certain directors are trustees and corporations in which certain directors own a controlling interest. Includes shares allocated to the accounts of participants in the ESOP, and shares of Common Stock subject to outstanding options which are exercisable within 60 days of April 7, 2003, of which Richard P. Morthland, Elam P. Holley, Jr., Andrew C. Bearden, Jr. and M. Scott Patterson and all executive officers and directors as a group hold options for 21,120 shares, 17,380 shares, 14,960 shares, 12,760 shares and 72,985 shares, respectively.
(c)	See “Principal Holders of Common Stock.”
(d)	Includes officers of the Company and executive officers of the Bank. Excludes Richard P. Morthland, who retired effective January 1, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all such reports. Based solely on its review of copies of such reports received by it, or written representations from certain reporting persons that no annual report of change in beneficial ownership is required, the Company believes that, during the year ended December 31, 2002, all such filing requirements were complied with, except that a report of a sale of Common Stock was not filed on a timely basis for each of Richard P. Morthland and John G. Chisolm, but both such reports were subsequently filed.

PRINCIPAL HOLDERS OF COMMON STOCK

The following table sets forth information as of April 7, 2003 with respect to the persons believed by the Company to be the beneficial owners of more than 5% of the Common Stock. This information is based on filings with the SEC or information furnished to the Company by such persons.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (a)	Percent of Common Stock Outstanding
Richard P. Morthland	860,247 (b)	15.46%
310 Broad Street
Selma, Alabama 36701

Ann Plant Morthland	338,040 (c)	6.08%
Rex J. Morthland
1027 Houston Park
Selma, Alabama 36701

The Peoples Bank and Trust Company	895,242 (d)	16.09%
310 Broad Street
Selma, Alabama 36701

Regions Financial Corporation	401,100 (e)	7.21%
417 North 20th Street
Birmingham, Alabama 35202

(a)	See Note (a) to the table under “Stock Ownership of Management.” Except as disclosed in the Notes below, each of the following persons disclaims that he or she is acting in concert with, or as a member of a group consisting of, the other named individuals. Richard P. Morthland is the son of Rex J. and Ann Plant Morthland and the brother of Edith Morthland Jones and Mary Ann Morthland Patterson.
(b)	Included in such 860,247 shares are (1) 151,851 shares owned directly by Richard P. Morthland, his spouse and younger son; (2) 35,376 shares held by a trust of which Richard P. Morthland is trustee; (3) 600,856 shares held by three trusts of which the Bank is trustee and under which Richard P. Morthland has voting power; (4) 44,354 shares held by a trust of which Richard P. Morthland is trustee, and (5) 23,375 shares held by a trust of which Mr. Morthland is co-trustee with Ann Plant Morthland. Also included in such 860,247 shares are 4,436 shares allocated to the account of Richard P. Morthland under the ESOP and 3,960 shares of Common Stock subject to outstanding options held by Mr. Morthland which are exercisable within 60 days of April 7, 2003. Such 860,247 shares do not include 4,479 shares beneficially owned by Mr. Morthland’s elder son as to which he disclaims beneficial ownership.
(c)	Included in such 338,040 shares are (1) 63,852 shares owned directly by Ann Plant Morthland; (2) 43,622 shares owned directly by Rex J. Morthland; (3) 160,441 shares held by a trust of which the Bank is trustee and under which Ann Plant Morthland has voting power; and (4) 70,125 shares held by three trusts of which Ann Plant Morthland is co-trustee with Richard P. Morthland, Edith Morthland Jones and Mary Ann Morthland Patterson, each as to 23,375 shares.

(Footnotes continued on following page)

(d)	The Bank is the trustee of four trusts for the benefit of members of the Plant and Morthland families. Under these trusts the Bank is authorized to dispose of 761,297 shares. Under other trusts the Bank has dispositive power with respect to 133,945 shares of Common Stock.
(e)	Regions Financial Corporation reported sole voting and dispositive power of 401,100 shares as of December 31, 2002. All shares reported are held by affiliate trust departments as fiduciary for various beneficiaries. The account of Roberts and Mildred Blount Charitable Trust has such an interest relating to 5% or more of the Common Stock.

PROPOSAL II—

RATIFICATION OF APPOINTMENT OF

INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors intends to appoint the firm of PricewaterhouseCoopers LLP to continue as independent accountants for the Company for the fiscal year ending December 31, 2003, subject to ratification by the shareholders at the Annual Meeting. PricewaterhouseCoopers LLP served as the Company’s independent accountants for the year ended December 31, 2002 and has served as the Bank’s independent accountants since 1982. It is expected that representatives of this firm will be present at the Annual Meeting and will have an opportunity to make a statement to, and answer questions from, shareholders.

Action by shareholders is not required by law in the selection of independent public accountants, but the proposal is submitted by the Board of Directors in order to give shareholders an opportunity to ratify the selection. If shareholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of independent public accountants. Unless otherwise specified, shares represented by proxies will be voted FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent public accountants for fiscal 2003.

Ratification of the appointment of the independent accountants must be approved by a majority of the votes cast by the shareholders of the Company at the Annual Meeting. The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2003.

Fees billed to the Company by PricewaterhouseCoopers LLP during the fiscal year ended December 31, 2002 were as follows:

Audit Fees: For the 2002 audit of the Company’s annual financial statements, including the review of the quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q filed in 2002, the Company has agreed to pay PricewaterhouseCoopers LLP $127,000, including expenses. As of December 31, 2002, $50,000 of these fees had been billed by PricewaterhouseCoopers LLP.

Financial Information Systems Design and Implementation Fees: For the fiscal year ended December 31, 2002, PricewaterhouseCoopers LLP was not engaged to and did not provide any of the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

All Other Fees: For the year ended December 31, 2002, PricewaterhouseCoopers LLP billed $61,200 to the Company for services other than those described above. These fees primarily related to internal audit and tax advisory services. As of December 31, 2002, PricewaterhouseCoopers LLP discontinued providing internal audit related services for the Company, and the Audit Committee does not anticipate requesting such services in the future.

Compatibility of Fees. The Audit Committee has considered the provision of non-audit services by PricewaterhouseCoopers LLP and the fees paid by the Company and the Bank for such services. The Audit Committee believes that the provision of such services by, and the related fees of, PricewaterhouseCoopers LLP are compatible with maintaining their independence. See “Proposal I—Election of Directors—Report of the Audit Committee”.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Any shareholder who intends to present a proposal for action at the 2004 annual meeting of the shareholders, to be held on or about May 11, 2004, must forward a copy of the proposal or proposals to the Company’s principal executive office. Any such proposal or proposals intended to be presented at the 2004 annual meeting of the shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting by December 18, 2003. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2004 annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

The Company’s Bylaws provide that due notice of business to be brought before an annual meeting by a shareholder must be delivered to the principal executive office of the Company not less than 30 nor more than 90 days prior to the meeting, unless notice or prior public disclosure of the date of the meeting occurs fewer than 45 days prior to the date of the meeting, in which event the Bylaws provide that due notice of business to be brought before the meeting by a shareholder must be so received not later than the close of business on the 15th day following the day on which notice of the day of the meeting was mailed or public disclosure was made. A shareholder’s notice of new business must also set forth certain information specified in the Company’s Bylaws concerning the business the shareholder proposes to bring before the annual meeting. New business may be proposed by any shareholder eligible to vote at an annual meeting, provided the notice is timely and complies with the informational requirements of the Bylaws.

To be timely under the Bylaws, a shareholder’s proposal for new business in connection with the Annual Meeting must have been delivered on or before April 13, 2003. With respect to the Annual Meeting and pursuant to SEC rules, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company’s proxy statement and form of proxy, by April 13, 2003, management proxies will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in this Proxy Statement.

To be timely under the Bylaws, a shareholder’s proposal for new business is connection with the 2004 annual meeting of the shareholders must be delivered on or before April 11, 2004. With respect to the 2004 annual meeting of the shareholders and pursuant to SEC rules, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company’s proxy statement and form of proxy, by April 11, 2004, management proxies will be allowed to use the discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxy will vote such proxy on such matters as determined by the Board of Directors.

By Order of the Board of Directors

M. SCOTT PATTERSON

Secretary

Selma, Alabama

April 16, 2003

The Peoples BancTrust Company, Inc.

310 BROAD STREET, SELMA, ALABAMA 36701

REVOCABLE PROXY FOR THE ANNUAL MEETING OF THE SHAREHOLDERS

May 13, 2003

The undersigned hereby constitutes and appoints Ted M. Henry, Harry W. Gamble, Jr. and David Y. Pearce, and each of them, the proxies of the undersigned with full power of substitution, to attend the Annual Meeting of the Shareholders of The Peoples BancTrust Company, Inc. (the “Company”) to be held at the main office of The Peoples Bank and Trust Company, 310 Broad Street, Selma, Alabama on Tuesday, May 13, 2003 at 5:00 p.m., local time, and any adjournments thereof, and to vote all the shares of Common Stock of the Company which the undersigned may be entitled to vote, upon the following matters.

1.	The Election of Directors: Clyde B. Cox, Jr., John Crear, Harry W. Gamble, Jr., Ted M. Henry, Elam P. Holley, Jr., Edith Morthland Jones, Thomas E. Newton, David Y. Pearce, Julius E. Talton, Jr. and Daniel P. Wilbanks.

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2003.

3.	The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN, AND WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☒	Please mark your votes as in this example

1. Election of Directors as listed on the front of this card (except as marked to the contrary below).

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of the Shareholders and Proxy Statement and the Annual Report to Shareholders for the fiscal year ended December 31, 2002, and hereby revokes any proxy heretofore given. This proxy may be revoked at any time before its exercise.

DATE:

SIGNATURE:

SIGNATURE:

If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signer is a corporation, please sign the full name by duly appointed officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each shareholder named should sign.

FOR	WITHHOLD	FOR ALL EXCEPT
☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name in the space below.

2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2003.
FOR	AGAINST	ABSTAIN
☐	☐	☐

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS HEREIN AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.